CAL-BAY INTERNATIONAL ANNOUNCES LATE FILING OF CONSOLIDATED
            FINANCIAL QUARTERLY REPORT

CARLSBAD CA. August 23rd,2006 Cal-Bay International, Inc. (OTCBB CBAY)
The Board of Directors today announced the late filing of the company's
June 30th 2006 consolidated financial quarterly report. Cal-Bay International today announced the June 30th 2006 Quarterly report filing will be late due to the unexpected volume of accounting work required by the COBS Homes acquisition during this reporting period.

Company accountants are diligently completing the consolidation but will not be able to meet the reporting deadline.

Effective Thursday August 24th 2006 the company trading symbol is temporarily expected to be CBAYE, (according to the "OTCBB.Com" daily list ) which should revert back to CBAY as soon as the consolidated reports are fully filed which is anticipated to be early next week.

Cal-Bay's management apologies for the delay, but is insistent on filing an accurate report.

WWW.CALBAYINTERNATIONAL.COM
WWW.COBSHOMES.com
FORWARD LOOKING SAFE HARBOR STATEMENT: To the extent that this release discusses any expectations concerning future plans, financial results or performance, such statements are forward-looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, and are subject to substantial risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and reflect only management's belief and expectations based upon presently available information. These statements, and other forward-looking statements, are not guarantees of future performance and involve risks and uncertainties.
The Company assumes no obligation to update any of the forward-looking statements in this release.

Source:			  Tim Garlin. Cal-Bay International, Inc
Public Relations: (760) 930-0100  	Fax: (760) 930-0200
E-mail: IR@calbayinternational.com
Website: www.calbayinternational.com